UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)  May 29. 2009

PLAYLOGIC ENTERTAINMENT, INC.
(Name of Small Business Issuer as specified in its charter)
Delaware	0-49649	23-3083371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
Concertgebouwplein 13, 1071 ll Amsterdam, The Netherlands
(Address of principal executive offices and zip code)

Company’s telephone number, including area code: (011) 31-20-676-0304

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

PlayV Ltd, a sales, marketing and distribution business, will bring PC, console and handheld products from both parties to the UK market and also offer flexible pro-active PR, marketing and sales solutions to additional development and publishing partners looking to penetrate the UK retail market with their products.

From its headquarters in Luton, Bedfordshire, UK, PlayV Ltd will provide national PR, marketing, sales and account management alongside financial management and administrative office support. PlayV Ltd will supply its products to a broad customer base that includes well known specialists, multiples and independent retailers as well as major dot com online companies.

The new structure will be fully operational by the 1st of July 2008 and will be headed up by industry veteran David Hope, who has been previously responsible for the successful setup of various UK distribution companies.

Item 9.01  Financial Statements and Exhibits

Exhibit 99.1    Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

PLAYLOGIC ENTERTAINMENT, INC.

Date: May 29, 2008	By:	/s/ Willem M. Smit
Name: Willem M. Smit b Title: President and Chief Executive Officer